Exhibit 7.01

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Person (as such term is defined in the Schedule 13D/A referred to below) on behalf of each of them of a statement on Schedule 13D/A (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.01 per share and the Class B ordinary shares, par value US$0.01 per share of Shanda Games Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of July 2, 2015.

Orient Hongzhi (Hong Kong) Limited

By:	/s/ Bo Chen
Name: Bo Chen
Title: Director

HuaSung Holdings Limited

By:	/s/ Yuntao Ma
Name: Yuntao Ma
Title: Director

Litian Investment Center (Shanghai) L.P.

By:	/s/ Bo Chen
Name: Bo Chen
Title: Legal Representative

Orient Hongtai (Hong Kong) Limited

By:	/s/ Bo Chen
Name: Bo Chen
Title: Director

TonSung Holdings Limited

By:	/s/ Yuntao Ma
Name: Yuntao Ma
Title: Director

Lihua Investment Center (Shanghai) L.P.

By:	/s/ Bo Chen
Name: Bo Chen
Title: Legal Representative

Hao Ding International Limited

By:	/s/ Jing Liu
Name: Jing Liu
Title: Sole Director

Shanghai Hai Sheng Tong Investment Co., Ltd.

By:	/s/ Jing Liu
Name: Jing Liu
Title: Sole Director

Lihai Investment Center (Shanghai) L.P.

By:	/s/ Bo Chen
Name: Bo Chen
Title: Legal Representative

Liyou Investment Management (Shanghai) Company Limited

By:	/s/ Ji Wang
Name: Ji Wang
Title: Executive Director

Zhejiang Huatong Holding Group Company Limited

By:	/s/ Miaotong Wang
Name: Miaotong Wang
Title: Chairman

Ji Wang

/s/ Ji Wang

Heng Shao

/s/ Heng Shao

Miaotong Wang

/s/ Miaotong Wang